EXHIBIT 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on this Amendment is filed on behalf of each of the undersigned and that all subsequent amendments to this Amendment shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: February 12, 2020

AVENUE CAPITAL MANAGEMENT II, L.P.

By:	Avenue Capital Management II GenPar, LLC, its general partner

By:	/s/ Andrew K. Schinder as attorney-in-fact
Name: Marc Lasry
Title: Managing Member

AVENUE CAPITAL MANAGEMENT II GENPAR, LLC

By:	/s/ Andrew K. Schinder as attorney-in-fact
Name: Marc Lasry
Title: Managing Member

AVENUE EUROPE INTERNATIONAL MANAGEMENT, L.P.

By:	Avenue Europe International Management GenPar, LLC, its general partner

By:	/s/ Andrew K. Schinder as attorney-in-fact
Name: Marc Lasry
Title: Managing Member

AVENUE EUROPE INTERNATIONAL MANAGEMENT GENPAR, LLC

By:	/s/ Andrew K. Schinder as attorney-in-fact
Name: Marc Lasry
Title: Managing Member

MARC LASRY

By:	/s/ Andrew K. Schinder as attorney-in-fact